Exhibit 10.4

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of April 8, 2026, is made by and between the undersigned stockholder and Allbirds, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Asset Purchase Agreement, dated March 29, 2026, by and between the Company and Allbirds IP LLC (the “APA”).

RECITALS

WHEREAS, the Company has entered into the APA, which is subject to stockholder approval at the special meeting of stockholders anticipated to be held in May 2026 (as such meeting may be delayed or adjourned (the “Special Meeting”)); and

WHEREAS, as of the date hereof, the undersigned is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of [ ] shares of Class A and [ ] shares of Class B common stock, which entitles the undersigned to consideration described in the APA in the event that the APA is consummated.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote. The undersigned hereby irrevocably and unconditionally agrees that from the date hereof until the earlier of (a) the Closing, and (b) the valid termination of the APA in accordance with its terms or the termination of this Agreement, (i) to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) at the Special Meeting or any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought (and appear at any such meeting, in person or by proxy), all of the undersigned’s voting securities (collectively, the “Subject Equity Securities”), (A) as recommended by the board of directors of the Company (the “Board”) on the matters identified in the proxy statement filed in connection with the Special Meeting and any other matters necessary or reasonably requested by the Company for the consummation or implementation of such matters (collectively, the “Stockholder Matters”), (B) against any proposal in opposition to the Stockholder Matters recommended by the Board, and (C) against any proposal, action or agreement that would impede, frustrate, prevent or nullify any Stockholder Matter recommended by the Board.

2. No Transfer. The undersigned agrees that the undersigned will not, directly or indirectly, during the period commencing on the date hereof and ending on the earlier of (x) the termination of the APA in accordance with its terms, or (y) the approval of the Stockholder Matters, (i) sell, assign, transfer (including by operation of Law), gift, pledge, dispose of or otherwise encumber any of the Subject Equity Securities or otherwise agree to do any of the foregoing, (ii) deposit any Subject Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Subject Equity Securities. Notwithstanding the foregoing, the undersigned may transfer the Subject Equity Securities a controlled Affiliate, family member, or estate-planning entity, provided that the Subject Equity Securities remain subject to the terms of this Agreement.

3. Adjustments. In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the undersigned’s Subject Equity Securities, the terms of this Agreement will apply to the resulting securities to the same extent as if such securities constituted the Subject Equity Securities owned by the undersigned as of the date hereof.

4. Waiver of Appraisal Rights. The undersigned hereby irrevocably and unconditionally waives and agrees not to exercise any rights of appraisal or rights to dissent from the Stockholder Matters that the undersigned may have with respect to the Subject Equity Securities, subject to and conditioned upon, the occurrence of the Closing.

5. Representations and Warranties. The undersigned represents and warrants to the Company as follows:

(a) The undersigned has all requisite power and authority to execute and deliver this Agreement and to perform the undersigned’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved and no other action on the part of the undersigned is necessary to authorize this Agreement or the undersigned’s performance hereunder. This Agreement has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms. The undersigned has full voting power with respect to all of the Subject Equity Securities and full power to agree to all of the matters set forth in this Agreement.

(b) The undersigned is the record and beneficial owner (as defined in the Securities Act) of, and has good and marketable title to, all of the undersigned’s Subject Equity Securities, and there exist no Encumbrances or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares (other than transfer restrictions under the Securities Act) affecting any such shares.

(c) The undersigned understands and acknowledges that the Company is submitting the Stockholder Matters for approval, filing the related proxy statement with the Securities and Exchange Commission, and disclosing stockholder support for the APA, in reliance on the undersigned’s execution, delivery and performance of this Agreement.

6. Termination. This Agreement will automatically terminate, without any notice or other action by any party, and be void ab initio on the earlier of the valid termination of the APA in accordance with its terms or the approval of the Stockholder Matters. On termination of this Agreement, none of the parties will have any further obligations or liabilities under, or with respect to, this Agreement.

7. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the undersigned makes no agreement or understanding herein in any capacity other than in the undersigned’s capacity as a record holder or beneficial owner of the Subject Equity Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by the undersigned, or any representative of the undersigned, as a member of the Board acting in such person’s capacity as a director or fiduciary of the Company.

8. Further Assurances. From time to time, at the Company’s request and without further consideration, the undersigned will execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

9. Amendment/Waiver/Assignment. This Agreement may be amended, modified in whole or in part, or waived, only in a writing executed by each of the parties. No party may assign this Agreement or any part hereof without the prior written consent of the other party. This Agreement will be binding on and inure to the benefit of the parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Agreement will be null and void, ab initio.

10. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, will be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

11. Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties or any of their Affiliates relating to the subject matter hereof.

12. Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if the parties do not perform their obligations under this Agreement, and that (a) the Company is entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, this being in addition to any other remedy to which the Company is entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that, in connection with seeking an injunction or specific performance, the Company will not be required to provide any bond or other security.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Allbirds, Inc

By
Joe Vernachio
Chief Executive Officer

[Stockholder]

By